UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): November 17, 2008

ENBRIDGE ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE	1-10934	39-1715850
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1100 Louisiana, Suite 3300, Houston, TX 77002
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (713) 821-2000

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement

On November 17, 2008, Enbridge Energy Partners, L.P. (the “Partnership”) entered into an agreement with its general partner, Enbridge Energy Company, Inc. (the “General Partner”), for the Partnership to sell to the General Partner 16.25 million Class A common units in a private placement for a purchase price of $30.76 per unit, or approximately $500 million.  The Class A common units represent limited partner ownership interests in the Partnership and will increase the General Partner’s ownership in the Partnership from approximately 15% to approximately 27%.  The General Partner will also contribute approximately $10.2 million to the Partnership to maintain its 2% general partner ownership interest.

The foregoing discussion of the Class A common unit purchase agreement does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1 to this Form 8-K, which is incorporated herein by reference.

Item 7.01.  Regulation FD Disclosure.

On November 17, 2008, the Partnership issued a press release announcing its private placement of Class A common units with the General Partner, which is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Reference is made to the “Index of Exhibits” following the signature page, which is hereby incorporated into this Item.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENBRIDGE ENERGY PARTNERS, L.P.
(Registrant)

By: Enbridge Energy Management, L.L.C.
as delegate of Enbridge Energy Company, Inc., its General Partner

Date: November 18, 2008	By:	/s/ Mark A. Maki
Mark A. Maki
Vice President—Finance
(Principal Financial Officer)

Index of Exhibits

Exhibit No.	Description
10.1	Class A common unit purchase agreement by and between the Partnership and Enbridge Energy Company, Inc. dated November 17, 2008
99.1*	Press release of Enbridge Energy Partners, L.P. announcing the entry into an agreement with Enbridge Energy Company, Inc for the purchase of Class A common units.

*  This exhibit has been furnished and not filed for purposes of the Securities Exchange Act of 1934, as amended.